AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment to Employment Agreement is made and entered by and between John Copeland ("Employee") and Netter Digital Entertainment, Inc., a Delaware corporation ("Employer"), as of the 11th day of September, 1998, with reference to the following facts:

A. Employee is employed by Employer as its Executive Vice President and Secretary pursuant to that certain Employment Agreement dated as of September 15, 1995 as amended to date (the "Employment Agreement").

B. Employer and Employee mutually desire to modify the terms of the Employment Agreement as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the mutual benefits they will gain by their performances therof, all in accordance with the provisions hereinafter set forth, it is agreed:

1. Amendment to Employment Agreement. The last sentence of Paragraph 3(a) of the Employment Agreement is hereby amended to read in full as follows:

"However, the total amount of base salary and Executive Producer fees paid to Employee shall be subject to an annual cap of Two Hundred Ten Thousand Dollars ($210,000) ("Annual Cap")."

1. Effect of Amendment. Except as set forth in Paragraph 1 hereof, the Employment Agreement shall continue in full force and effect, in accordance with its terms in effect immediately prior to the effective date of this Amendment.

The parties have duly executed this Agreement effective as of the day and year set forth above.

                           					EMPLOYER:

                           					NETTER DIGITAL ENTERTAINMENT, INC.

                           					By:/s/Thomas Jorgenson
                     					      An Authorized Representative

                           					EMPLOYEE:

                                J0HN COPELAND

                           					By:/s/John Copeland
                     					      John Copeland